Exhibit 99.1

Avidity Biosciences Reports Third Quarter 2020 Financial Results and Recent Highlights

LA JOLLA, CA, November 10, 2020 /PRNewswire/-- Avidity Biosciences, Inc. (Nasdaq: RNA), a biopharmaceutical company pioneering a new class of oligonucleotide-based therapies called Antibody Oligonucleotide Conjugates (AOCs™), today reported financial results for the quarter ended September 30, 2020 and highlighted recent corporate progress.

“During the third quarter, we continued to invest in all aspects of our business and advanced our muscle-disease programs toward the clinic,” said Sarah Boyce, President and Chief Executive Officer. “In the near term, we are focused on preparing for the initiation of our first clinical study with AOC 1001 in adults with myotonic dystrophy type 1. We are also advancing our research efforts in new tissues and cell types beyond muscle that we believe we can effectively target with AOCs to create new therapies designed to improve the lives of patients with serious diseases.”

“As we prepare for clinical development with AOC 1001, we maintain a strong financial position with $341 million in cash at quarter-end,” said Mike MacLean, Chief Financial Officer. “With our current financial resources, we are well-positioned to meet our goals and advance multiple AOC programs into the clinic in the next two years.”

Third Quarter 2020 and Recent Corporate Highlights

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Presented at Key Scientific Meetings.  Avidity presented at several key virtual scientific meetings, including TIDES USA 2020, the 16th Annual Meeting of the Oligonucleotide Therapeutics Society (OTS) 2020, the Next Generation Protein Therapeutics and Bioconjugates Summit 2020, and TIDES Europe 2020. In early December 2020, the company plans to present an overview of its AOC technology and preclinical data at the 3rd Annual Neuromuscular Drug Development Summit.

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Entered into Collaboration to Study the Natural History of DM1 to Support Lead Program AOC 1001. Avidity entered into a collaboration supporting END-DM1 (Establishing Biomarkers and Clinical Endpoints in Myotonic Dystrophy Type 1), a natural history study to advance the understanding of disease progression in patients with myotonic dystrophy type 1 (DM1). This new collaboration supports Avidity’s lead program, AOC 1001, in development for the treatment of DM1.  END-DM1 is a non-interventional study designed and run by the Myotonic Dystrophy Clinical Research Network (DMCRN), a network of medical centers. DMCRN aims to support future clinical trials of potential therapies for DM1 through the generation of evidence around endpoint measures and testing methods.

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Appointed Key New Hires to Leadership Positions. Avidity welcomed three new team members into leadership positions: Teresa McCarthy, Chief Human Resources Officer, Kelly DiTrapani, Vice President of Medical Affairs, and Monica Zepeda, Vice President of Program and Alliance Management. Avidity strives to achieve a strong diversity climate and celebrates its newest female executives.

Financial Results

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Cash and Cash Equivalents:  Cash and cash equivalents totaled $341.1 million as of September 30, 2020, which includes net proceeds of $274.1 million from the company’s IPO in June 2020, compared to cash and cash equivalents of $94.6 million as of December 31, 2019.

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Collaboration Revenue: Collaboration revenue, including reimbursable expenses, was $1.7 million for the third quarter of 2020 compared with $0.7 million for the third quarter of 2019, and $4.6 million for the first nine months of 2020 compared with $0.9 million for the first nine months of 2019.

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Research and Development (R&D) Expenses: R&D expenses, including external and internal costs associated with research activities, primarily relate to the progression of the company’s research on AOC 1001 and other programs. These expenses were $9.5 million for the third quarter of 2020 compared with $5.1 million for the third quarter of 2019, and $24.0 million for the first nine months of 2020 compared with $8.9 million for the first nine months of 2019. The increases were primarily driven by the advancement of AOC 1001, as well as other programs.

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General and Administrative (G&A) Expenses: G&A expenses primarily consist of employee-related expenses, professional fees, insurance costs, and patent filing and maintenance fees. These expenses were $3.8 million for the third quarter of 2020 compared with $0.8 million for the third quarter of 2019, and $8.6 million for the first nine months of 2020 compared with $3.3 million for the first nine months of 2019. The increases were primarily due to higher personnel costs (including noncash stock-based compensation), professional fees and insurance costs related to being a public company, as well as higher patent filing fees.

About Avidity Biosciences

Avidity Biosciences, Inc. is pioneering a new class of oligonucleotide-based therapies called AOCs designed to overcome the current limitations of oligonucleotide therapies in order to treat a wide range of serious diseases. Avidity utilizes its proprietary AOC platform to design, engineer and develop therapeutics that combine the tissue selectivity of monoclonal antibodies and the precision of oligonucleotide therapies in order to access previously undruggable tissue and cell types and more effectively target underlying genetic drivers of diseases. Avidity's lead product candidate, AOC 1001, is designed to treat myotonic dystrophy type 1, and its four other muscle programs are focused on the treatment of muscle atrophy, Duchenne muscular dystrophy, facioscapulohumeral muscular dystrophy and Pompe disease. In addition to its muscle franchise, Avidity has research efforts focused on immune and other cell types.

Avidity is headquartered in La Jolla, CA. For more information about Avidity’s science, pipeline and people, please visit www.aviditybiosciences.com and engage with Avidity on LinkedIn.

Forward-Looking Statements

Avidity cautions readers that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on our current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: the potential to develop a meaningful pipeline of novel AOC therapeutics; the initiation of a clinical trial of AOC 1001 in patients with myotonic dystrophy type 1 and other planned clinical trials, and the timing thereof; the potential to identify new targets beyond the muscle that can be targeted with Avidity’s AOC approach; and the broad potential of AOCs to treat serious diseases. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: we are early in our development efforts and all of our development programs are in the preclinical or discovery stage; our approach to the discovery and development of product candidates based on our AOC platform is unproven, and we do not know whether we will be able to develop any products of commercial value; potential delays in the commencement, enrollment and completion of clinical trials;  disruption to our operations from the COVID-19 pandemic; the success of our preclinical studies and clinical trials for our product candidates; the results of preclinical studies and early clinical trials are not necessarily predictive of future results; our dependence on third parties in connection with preclinical testing and product manufacturing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; regulatory developments in the United States and foreign countries, including acceptance of INDs and similar foreign regulatory filings and our proposed design of future clinical trials; risks related to integration of new management personnel; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC). Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contacts:

Company:

Mike MacLean

(858) 401-7900

mikemaclean@aviditybio.com

Media and Investors:

Amy Conrad

Juniper Point

(858) 366-3243

amy@juniper-point.com

Avidity Biosciences, Inc.

Selected Condensed Financial Information

(In thousands, except per share data)

(Unaudited)

Statements of Operations	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Collaboration revenue	$1,746	$650	$4,645	$874
Operating expenses:
Research and development	9,455	5,099	23,983	8,894
General and administrative	3,757	757	8,646	3,265
Total operating expenses	13,212	5,856	32,629	12,159
Loss from operations	(11,466)	(5,206)	(27,984)	(11,285)
Other income (expense), net	27	(1,462)	(96)	(3,048)
Net loss	$(11,439)	$(6,668)	$(28,080)	$(14,333)
Net loss per share, basic and diluted	$(0.31)	$(2.43)	$(1.72)	$(5.32)
Weighted-average shares outstanding, basic and diluted	37,420	2,739	16,361	2,692

Balance Sheets			September 30,	December 31,
			2020	2019
Assets
Current assets:
Cash and cash equivalents			$341,142	$94,578
Prepaid and other assets			3,155	1,098
Total current assets			344,297	95,676
Property and equipment, net			1,295	631
Restricted cash			124	—
Other assets			417	600
Total assets			$346,133	$96,907
Liabilities, Convertible Preferred Stock and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable and other accrued liabilities			$8,460	$3,622
Deferred revenue, current portion			5,220	3,840
Long-term debt, current portion			—	2,774
Total current liabilities			13,680	10,236
Lease liabilities, net of current portion			689	393
Deferred revenue, net of current portion			11,600	15,100
Long-term debt, net of current portion			—	1,770
Other long-term liabilities			—	45
Total liabilities			25,969	27,544
Convertible preferred stock			—	134,720
Stockholders' equity (deficit)			320,164	(65,357)
Total liabilities, convertible preferred stock and stockholders' equity (deficit)			$346,133	$96,907